Exhibit 3.2
* * *
HORIZON LINES, INC.
Incorporated under the laws
of the State of Delaware

AMENDED AND RESTATED BYLAWS

Effective as of January 30, 2009

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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AMENDED AND RESTATED
BYLAWS
OF
HORIZON LINES, INC.
ARTICLE I
OFFICES
1.1	Registered Office.
The registered office of Horizon Lines, Inc. (the “Corporation”) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, 19801, and the registered agent in charge thereof shall be National Corporate Research, Ltd.
1.2	Other Offices.
The Corporation may also have an office or offices at any other place or places within or outside the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
2.1	Place of Meetings.
An annual or special meeting of stockholders shall be held at such place, either within or without of the State of Delaware, as may be determined by the party who or which has called or requested such meeting in accordance with these Bylaws (the “Initiating Party”). In addition, the Initiating Party may, in its, his or her sole discretion, determine that an annual or special meeting of stockholders shall not be held at any place, but instead shall be held solely by means of remote communication in accordance with Section 2.18 of this Article II. If the place of any annual or special meeting of stockholders is not so fixed or otherwise determined, it shall be held at the registered office of the Corporation in the State of Delaware.
2.2	Annual Meetings.
The annual meeting of stockholders for the election of directors and the transaction of such other proper business as may be brought before the meeting shall be held on such date after the close of the Corporation’s fiscal year (commencing with the close of the Corporation’s fiscal year ended December 25, 2005), and at such place, if any, date, and time, as the Board of Directors (or any duly authorized committee thereof) may from time to time determine.

2.3	Special Meetings.
Unless otherwise required by applicable law or by the certificate of incorporation of the Corporation, as the same exists or may hereafter be amended or otherwise supplemented from time to time and including any certificates of designation filed with the Secretary of State of the State of Delaware from time to time in accordance with the terms thereof (the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairperson of the Board, if any, or (ii) the Secretary of the Corporation at the request in writing of (a) the Board of Directors or (b) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meeting. Such request shall state the place, date, time, and purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of such meeting (or any supplement thereto) provided in accordance with Section 2.4 hereof.
2.4	Notice of Meetings.
Whenever stockholders are required or permitted to take any action at a meeting, a timely written notice or electronic transmission (as defined in Section 7.1 of Article VII), in the manner provided in the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or supplemented from time to time (the “DGCL”), of the meeting, which shall state the place, if any, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed, via United States mail, postage prepaid, or transmitted electronically by the Secretary of the Corporation (or, in addition to the Secretary, the Chairperson of the Board, if any), to each stockholder of record entitled to notice of such meeting and to vote at such meeting. Such notice shall also specify the place where, or the electronic network on which, the list of the stockholders entitled to vote at the meeting shall be available for examination in accordance with Section 2.12 of this Article II. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, such notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of such meeting and to vote at such meeting.
2.5	Waiver of Notice.
Whenever notice is required to be given of a meeting of stockholders, a written waiver, signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person entitled to notice of a meeting of stockholders at such meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any such waiver of notice.

2.6	Quorum.
Unless otherwise provided by applicable law or the Certificate of Incorporation, at each meeting of stockholders, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; provided, however, that where a separate vote by a class or series or classes or series is required with respect to a matter, the holders of a majority of the voting power of the outstanding shares of such class or series or classes or series of capital stock of the Corporation, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at such meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in Section 2.7 hereof, until a quorum shall be present or represented by proxy.
2.7	Adjournment.
At any meeting of stockholders, if less than a quorum be present, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn such meeting to reconvene at the same or some other place, and notice need not be given of such reconvened meeting if the time and place of the reconvened meeting are announced at the meeting that has been adjourned. At the reconvened meeting, any business may be transacted that might have been transacted at the meeting that has been adjourned. Notwithstanding the foregoing, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the adjournment shall be given, in accordance with the requirements of Section 2.4 hereof, to each stockholder of record entitled to notice of and to vote at the reconvened meeting.
2.8	Voting.
Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the Corporation’s capital stock represented at such meeting and entitled to vote on such question, voting as a single class. Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders for the election of directors, directors shall be elected in accordance with Section 3.3 of Article III hereof. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at any meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock held by such stockholder represented at such meeting and entitled to vote on such question or in such election. Such votes may be cast in person or by proxy as provided in Section 2.9 of this Article II. The Board of Directors, in its discretion, or the chairperson of the meeting, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.9	Proxies, etc.
(a)	Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons in writing to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such written proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
(i)	A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)	A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such telegram or cablegram, provided that any such telegram or cablegram must either set forth or be submitted with information from which it can be determined that the telegram or cablegram was authorized by the stockholder. If it is determined that such telegrams or cablegrams are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(iii)	Any copy, facsimile telecommunication or other reliable reproduction of the writing, telegram or cablegram authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing, telegram or cablegram for any and all purposes for which the original writing, telegram or cablegram could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, telegram or cablegram.
(b)	Shares of capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for purposes of determining whether the stockholders of the Corporation present in person or represented by proxy at a meeting of stockholders of the Corporation constitute a quorum for the transaction of business at such meeting; provided, however, that nothing in the foregoing shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
2.10	Action by Written Consent Prohibited.
Any action required or permitted to be taken at any meeting of stockholders may be taken only upon the vote of stockholders at a meeting duly noticed and called in accordance with the DGCL and these Bylaws and may not be taken by written consent of stockholders without a meeting.
2.11	Nature of Business at Meetings of Stockholders.
(a)	No person shall be nominated for election as a director at, and no business shall transacted at, an annual meeting of stockholders, unless the proposed nomination of such person, or the proposal of such business to be so transacted, is (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Section 2.4 at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before such meeting by any stockholder of the Corporation (x) who complies with the requirements set forth in the last sentence of this Section 2.11(a) and (y) who is a stockholder of record on the date of its giving of the notice provided for in such last sentence and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting. In addition to any other applicable requirements, for a person to be nominated by a stockholder for election as a director, or for any business to be proposed by a stockholder to be transacted, at an annual meeting of stockholders, such stockholder must have given timely notice thereof, as specified in Section 2.11(c) hereof, in proper written form, as specified in Section 2.11(e) hereof, to the Secretary of the Corporation and, in the case of any such proposal for the transaction of business, the business proposed must constitute a proper matter for stockholder action.

(b)	Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or supplement thereto) may be made (1) by or at the direction of the Board of Directors (or a duly authorized committee thereof) or (2) provided that the Board of Directors (or a duly authorized committee thereof) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation (x) who complies with the requirements set forth in the last sentence of this Section 2.11(b) and (y) is a stockholder of record on the date of its giving of the notice referred to in such last sentence and on the record date for the determination of stockholders entitled to notice of and to vote at such special meeting. In addition to any other applicable requirements, for a person to be nominated by a stockholder for election as a director at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or supplement thereto), such stockholder must have given timely notice thereof, as specified in Section 2.11(d) hereof, in proper written form, as specified in Section 2.11(e) hereof, to the Secretary of the Corporation.
(c)	To be timely, a stockholder’s notice referred to in Section 2.11(a) hereof shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the date (the “Reference Date”) which is (x) in the case of any annual meeting during the Corporation’s fiscal year ended December 29, 2006, and (y) in all later cases, the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that, in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year’s meeting (to the extent applicable), for the stockholder’s notice referred to in Section 2.12(a) hereof to be timely given, such notice must be delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice referred to in Section 2.12(a). Notwithstanding anything in this Section 2.11(c) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the applicable Reference Date, then a stockholder’s notice referred to in Section 2.11(a) shall be considered timely delivered, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. In no event shall any adjournment or postponement of any annual meeting of stockholders or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.11(c).

(d)	To be timely, a stockholder’s notice referred to in Section 2.11(b) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of the special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or supplement thereto) and not later than the close of business on the later of (x) the 90th day prior to such special meeting or (y) the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors (or a duly authorized committee thereof) to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice referred to in Section 2.11(b). In no event shall any adjournment or postponement of any special meeting of stockholders or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.11(d).

(e)	To be in proper written form, a stockholder’s notice referred to in Section 2.11(a) or (b) must also set forth:
(i) the name and address of the stockholder and any Stockholder Associated Person (hereinafter defined);
(ii) a representation that the stockholder or Stockholder Associated Person; intends to appear in person or by proxy at the meeting to make the nomination or bring up the business specified in the notice;
(iii) as to each of the stockholder and all Stockholder Associated Persons, if any, (1) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder or Stockholder Associated Person; (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of any security of the Corporation; (4) any short interest of such stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (5) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (6) any performance-related fees that such stockholder or Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments; in each case, if any, such information shall be as of the date of such notice, (which information shall be supplemented by such stockholder as to itself and any Stockholder Associated Person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and (7) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of the Corporation’s capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting of stockholders in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(iv) with respect to notice of an intent to make a nomination for the election or re-election of one or more directors, (1) the citizenship, date of birth and place of birth or each nominee; (2) a description of all arrangements or understandings between or among any of the stockholder, any Stockholder Associated Person, each nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (3) all information regarding each nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and undertakings during the past three years, and other material relationships, between such stockholder and any Stockholder Associated Person, if any, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder or Stockholder Associated Person were the “registrant” pursuant to Regulation S-K and if the nominee were a director or executive officer of such registrant; and (5) a completed and signed questionnaire, representation and agreement to furnish such information as may reasonably be required by the Corporation determine the eligibility of such proposed nominee to serve as an independent director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, or such nominee.
(v) with respect to notice of an intent to bring up any business other than a nomination of a director, a description of the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and any interest of the stockholder or any Stockholder Associated Person, if any, in the business, including a description of all agreements, arrangements and understandings between or among any of the stockholder, any Stockholder Associated Person, if any, and any other person or persons (naming such person or persons) in connection with the proposal of such business.
“Stockholder Associated Person” shall mean, with respect to a stockholder, (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, including interests held by members of such stockholder’s immediate family sharing the same household, and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
(f)	Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chairperson of an annual or special meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before such meeting by a stockholder was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The chairperson of an annual or special meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he or she should so determine, he or she shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be made or transacted. Notwithstanding the other provisions of this Section 2.11, if neither the stockholder that proposed the nomination of a person for election as a director or the transaction of certain business at the annual or special meeting of stockholders, nor a qualified representative of the stockholder, appears at such meeting to present such nomination or transact such business in accordance with the stockholder’s notice given in accordance with Section 2.11(a) or (b), such nomination shall be disregarded, and such proposed business shall not be transacted, notwithstanding that proxies in respect of the vote thereon may have been received by the Corporation. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(g)	Whenever used in these Bylaws, the term “public announcement” shall mean disclosure (a) in a press release publicly released by the Corporation, provided such press release is released by the Corporation in accordance with its customary procedures, or is reported by the Dow Jones News Service, Associated Press or a comparable national news service, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(h)	Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Compliance with this Section 2.11 shall be the exclusive means for a stockholder to make director nominations or submit other business, provided however, nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to the applicable rules and regulations promulgated under the Exchange Act, or (ii) of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.
2.12	List of Stockholders Entitled to Vote.
It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the Corporation’s stock ledger to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least ten (10) days prior to such meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law.
2.13	Stock Ledger.
The stock ledger of the Corporation shall be the only evidence as to the names of the stockholders entitled under these Bylaws to examine the list required by Section 2.12 or to vote in person or by proxy at any meeting of stockholders.
2.14	Chairperson of the Meeting.
Unless otherwise determined by the Board of Directors, at each meeting of the stockholders, one of the following shall act as chairperson of the meeting and preside thereat, in the following order of precedence: (a) the Chairperson of the Board (if any); (b) the Lead Independent Director (if any); (c) the Chief Executive Officer; (d) any member of the Board present at such meeting designated to act as chairperson of such meeting and preside thereat by the members of the Board present at such meeting; (e) the President; (f) the Chief Financial Officer, (g) the Chief Operating Officer; (h) the Treasurer; (i) one of the Senior Vice Presidents, in chronological order of their appointment to such office (with the first appointment to such office having the highest priority and so forth); and (j) one of the Vice Presidents, in chronological order of their appointment to such office (with the first appointment to such office having the highest priority and so forth).
2.15	Secretary of the Meeting.
Unless otherwise determined by the Board of Directors, at each meeting of the stockholders, the Secretary of the Corporation shall act as secretary of the meeting and keep the minutes thereof. In the absence of the Secretary or if such office shall be vacant, the chairperson of the meeting shall appoint a person to act as secretary of the meeting and keep the minutes thereof.
2.16	Conduct of Meetings.
The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
2.17	Inspectors of Elections.
(a)	Preceding any meeting of the stockholders, to the extent required by applicable law, the Board of Directors by resolution or the Chairperson of the Board, if any, or the Chief Executive Officer shall appoint one or more persons to act as inspectors at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. In the event no inspector or alternate inspector is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. In addition to the duties prescribed by applicable law, the inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspector.
(b)	In determining the shares represented and the validity and counting of proxies and ballots, each inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the DGCL, any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) of the DGCL, ballots, and the regular books and records of the Corporation, except that each inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If any inspector considers other reliable information for the limited purpose permitted by this paragraph, such inspector, at the time of the making of his or her certification referred to in Section 2.17(a), shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for such inspector’s belief that such information is accurate and reliable.
2.18	Remote Communication.
If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:
1.	participate in a meeting of stockholders; and

2.	be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that

(a)	the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(b)	the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(c)	if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
ARTICLE III
BOARD OF DIRECTORS
3.1	General Powers.
Except as otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, the business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.
3.2	Number and Term of Office.
(a)	Subject to the provisions of the Certificate of Incorporation, the exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. Directors shall be elected pursuant to the provisions of the Certificate of Incorporation and these Bylaws. The term of each director shall be as specified in the Certificate of Incorporation and these Bylaws.

(b)	In all instances, a majority of the directors comprising the members of the Board of Directors (and each committee thereof) (or such greater portion thereof as may be necessary under the Maritime Laws (as defined below) in order for the Corporation to continue to qualify as a U.S. Citizen (as defined below) and, therefore, not cease to be qualified under the Maritime Laws to own and operate vessels in the coastwise trade of the United States), in each case as fully constituted, shall be citizens of the United States. For purposes of these Bylaws, the terms “Maritime Laws” and “U.S. Citizen” have the respective meanings ascribed to them in the Corporation’s Certificate of Incorporation.
3.3	Election.
Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders for the election of a director at which a quorum is present, a plurality of the total number of votes cast in respect of the shares present in person or represented by proxy at such meeting and entitled to vote in such election shall be sufficient to elect the director. Directors need not be stockholders.
3.4	Resignation.
Any director may resign at any time by giving notice in writing or by electronic transmission to the Chairperson of the Board (if any), the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
3.5	Removal.
Directors may be removed in the manner provided in the Certificate of Incorporation.
3.6	Vacancies and Newly Created Directorships.
Vacancies occurring on the Board of Directors and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the provisions of the Certificate of Incorporation.
3.7	Time and Place of Meetings.
The Board may hold its meetings at such place or places within or outside the State of Delaware, and at such times, as may from time to time be determined by the Board of Directors (or any duly authorized committee thereof). In the absence of such determination, such determination shall be made by the Chairperson of the Board (or in his or her absence or if such office is vacant, the Lead Independent Director, or in his or her absence or if such office is vacant, the Chief Executive Officer). The person or persons making such determination may also determine that such meetings shall not be held at any place but shall be held by conference telephone call in accordance with Section 3.17 of this Article III. If the place of any meeting is not so fixed or otherwise determined, it shall be held at the principal executive office of the Corporation.
3.8	Annual Meetings.
An annual meeting of the Board of Directors, which shall be held for the purpose of the election of officers and the transaction of any other business, shall be held either (i) without notice immediately after the annual meeting of stockholders and in the same place at which such annual meeting of stockholders was held, or (ii) as soon as practicable after such annual meeting on such date and at such time and place as may be determined in accordance with Section 3.7 of this Article III. Except as otherwise required by applicable law, notice of such annual meeting in accordance with clause (i) of the foregoing sentence need not be given.
3.9	Regular Meetings.
Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors. After the place and time of regular meetings of the Board of Directors shall have been so determined and notice thereof shall have been given by the Chairperson of the Board (if any) or the Secretary of the Corporation to each director, regular meetings may be held without further notice being given, except as otherwise required by applicable law.
3.10	Special Meetings.
Special meetings of the Board of Directors, for any purpose or purposes, may be called by the Chairperson of the Board (if any) or the Lead Independent Director (if any), and shall be called by the Chairperson of the Board, the Lead Independent Director, the Chief Executive Officer or the Secretary in accordance with Section 3.11 on the written request of at least three directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.
3.11	Notice of Meetings.
Notice of each special meeting of the Board of Directors (and of each annual meeting of the Board of Directors which is not held immediately after, and in the same place as, the annual meeting of stockholders) shall be given to the directors, not later than twenty-four (24) hours before such special or annual meeting is scheduled to commence, by the Chairperson of the Board (if any), the Lead Independent Director (if any), the Chief Executive Officer, or the Secretary and shall state the place, date and time of the meeting. Notice of the place and time of regular meetings shall be given to the directors, not later than twenty-four (24) hours before the first regular meeting pursuant to such notice is scheduled to commence, by the Chairperson of the Board (if any), the Lead Independent Director (if any), the Chief Executive Officer, or the Secretary. Notice of each meeting described in this Section 3.11 may be delivered to a director by hand or mailed, or sent by facsimile transmission to a director at his or her residence or usual place of business, provided, however, that if notice of less than seventy-two (72) hours is given it may not be mailed. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; and if sent by facsimile transmission, the notice shall be deemed given when transmitted with transmission confirmed.
3.12	Waiver of Notice of Meeting.
A waiver of any notice of a meeting of the Board of Directors given by the director entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise provided in these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of directors need be specified in any such waiver of notice.
3.13	Quorum, Voting and Adjournment.
Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the total number of directors then in office shall have to be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, provided that a quorum shall never be less than one third of the total number of directors of the Board of Directors on a fully constituted basis and provided, further, that no more than a minority of the number of directors necessary to constitute a quorum shall be other than citizens of the United States. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors. If a board of one director is authorized, the sole director shall be a citizen of the United States, and the sole director shall constitute a quorum. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting by majority vote, from time to time, without other than announcement at the meeting, until a quorum shall be present. When, at any meeting of the Board of Directors (whether or not a quorum for such meeting is present), such meeting is adjourned to another time or place, notice need not be given of the reconvened meeting if the time and place of the reconvened meeting are announced at the adjourned meeting. At the reconvened meeting, the Board of Directors may transact any business which might have been transacted at the adjourned meeting.
3.14	Conduct of Meetings.
At each meeting of the Board of Directors, one of the following persons shall act as chairperson of the meeting and preside thereat, in the following order of precedence:
(i)	the Chairperson of the Board, if any;

(ii)	the Lead Independent Director, if any;

(iii)	the Chief Executive Officer (if a director); or

(iv)	any director designated by a majority of the directors present.
The Secretary or, in the case of his or her absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or otherwise any person whom the chairperson of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.
3.15	Compensation.
Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the appropriate level of total compensation (including, without limitation, stock, stock options or other equity-based awards) for service by members of the Board of Directors as directors of the Corporation and for service by directors on committees of the Board of Directors. A director may also serve the Corporation in other capacities and receive compensation therefor.
3.16	Action by Written Consent.
Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. Such one or more writings or electronic transmissions shall be filed with the minutes of proceedings of the Board of Directors or such committee.
3.17	Remote Meeting.
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
3.18	Committees.
(a)	The Board of Directors may by resolution designate one or more committees, including, but not limited to, an Audit Committee, a Compensation Committee, an Executive Committee, and a Nominating and Corporate Governance Committee, each such committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancies on the committee or to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee at a meeting of the committee, one of the alternate members of such committee present at such meeting and not disqualified from voting (if any), who shall be chosen based on the order of priority for service by such present alternate members on such committee previously determined by the Board of Directors (or, in lieu thereof, in the order of the designation of such present alternate members as alternate members by the Board of Directors) may act, in the place of such absent or disqualified member, at the meeting.

(b)	Any such committee of the Board of Directors, to the extent provided in the resolution of the Board of Directors establishing such committee (and in the written charter for such committee adopted by the Board of Directors (if any)), shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval (other than the election or removal of directors of the Corporation); (ii) any matter expressly prohibited by the DGCL to be delegated to a committee of the Board of Directors; or (ii) adopting, amending or repealing any Bylaw of the Corporation.

(c)	A majority of all of the members of each committee of the Board of Directors shall constitute a quorum of such committee for the transaction of business, provided that no more than a minority of the number of committee members necessary to constitute a quorum shall be other than citizens of the United States. The vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of such committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

(d)	Each committee of the Board of Directors shall keep regular minutes of its meetings and report its proceedings to the Board of Directors when requested, or required to do so, by the Board of Directors.

3.19	Preferred Directors.
Notwithstanding anything else contained herein, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect directors, the election, term of office, filing of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the provisions of the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of Sections 3.2(a), 3.3, 3.5 and 3.6 of this Article III unless otherwise provided therein.
3.20	Lead Independent Director.
The Board of Directors may from time to time designate one of its independent directors as “Lead Independent Director.” The Lead Independent Director, if any, shall be responsible for calling, establishing an agenda for, and moderating meetings or sessions of the non-management or independent directors or any executive committee of non-management or independent directors. At any time and from time to time, the Board of Directors may withdraw such designation from the then incumbent Lead Independent Director, and in such event, the Board of Directors may, but shall not be required to, designate a different independent director as Lead Independent Director. As used in this section, the term “independent director” means a member of the Board of Directors who meets all applicable independence criteria for eligibility to serve on the Corporation’s audit committee, as such criteria are specified from time to time in applicable statutes, rules of the Securities and Exchange Commission, and rules and listing standards of any stock exchange on which the Corporation’s securities are listed.
ARTICLE IV
OFFICERS
4.1	Principal Officers.
The principal officers of the Corporation shall be a Chairperson of the Board, if one is appointed by the Board of Directors (and any references to the Chairperson of the Board shall not apply if a Chairperson has not been appointed), a Chief Executive Officer, a President, a Treasurer, and a Secretary. The Corporation may also have such other principal officers, including, without limitation, a Chief Operating Officer, a Chief Financial Officer, a Controller, and one or more Senior Vice Presidents or Vice Presidents, as the Board of Directors may in its discretion appoint. The principal officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from to time by the Board of Directors and as set forth herein. The Chairperson of the Board (if any), the Chief Executive Officer, and the President shall be citizens of the United States. In addition, no Senior Vice President, Vice President or other individual may be authorized to act in the absence or disability of the Chairperson of the Board (if any), the Chief Executive Officer, or the President, if such Senior Vice President, Vice President, or other individual is not a citizen of the United States.

4.2	Subordinate Officers.
In addition to the principal officers enumerated in Section 4.1 of this Article IV, the Corporation may have such other subordinate officers, agents and employees as the Board of Directors may deem necessary or desirable, including, without limitation, one or more Vice Presidents, Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers, each of whom shall hold office for such period, have such powers and perform such duties as the Board of Directors, the Chairperson of the Board (if any) or the Chief Executive Officer may from time to time determine. The Board may delegate to the Chief Executive Officer and the President, or either of them, the power to appoint and define the powers and duties of, or remove, any such officers, agents or employees, as well as the power to remove any principal officer.
4.3	Multiple Capacities.
One person may hold the offices and perform the duties of any two or more offices, except that no one person shall hold the offices and perform the duties of Chief Executive Officer or President, on the one hand, and Secretary, on the other hand. Unless otherwise determined by the Board of Directors from time to time, the officers of the Corporation need not be stockholders of the Corporation, nor, except in the case of the Chairperson of the Board (if any), need such officers be directors of the Corporation.
4.4	Resignation, Removal and Vacancies.
Any officer may resign at any time by giving notice in writing or by electronic transmission to the Chairperson of the Board, if any, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors, and any officer may be removed, with or without cause, at any time, by the Chief Executive Officer or the President to the extent that such officers have been, or either of them has been, delegated such power by the Board of Directors. The Board of Directors (and, to the extent delegated such power by the Board of Directors, the Chief Executive Officer and the President) shall have the power to fill vacancies occurring in any office.
4.5	Compensation.
The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors (or any duly authorized committee thereof or officer to which such responsibility has been delegated), subject to any employment agreements that may then be in effect between the Corporation and the relevant officer. None of the officers of the Corporation shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary thereof, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

4.6	Powers and Duties.
Except as otherwise expressly set forth in these Bylaws, the officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and have such other duties as may be provided in these Bylaws or as may from time to time be conferred upon or assigned to them by the Board of Directors, the Chief Executive Officer or the President, provided, that, in the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to one or more other officers, for a specific period of time, the powers and duties of such officer.
4.7	Chairperson.
The Chairperson of the Board of Directors, if any, shall give counsel and advice to the Board of Directors and the officers of the Corporation on all subjects concerning the welfare of the Corporation and the conduct of its business and shall perform such other duties as the Board of Directors may from time to time determine.
4.8	The President and the Chief Executive Officer.
(a)	The President (or in the event the Board of Directors separately appoints a Chief Executive Officer, the person appointed as such Chief Executive Officer) shall have supervision, direction and control of the business and affairs of the Corporation subject to the control of the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President (or in the event the Board of Directors separately appoints a Chief Executive Officer, the person appointed as such Chief Executive Officer) shall report to the Board of Directors, shall keep the Board of Directors informed concerning the affairs and conditions of the Corporation’s business, make such reports of the affairs of the Corporation to the Board of Directors as the Board of Directors may from time to time require, and shall perform such other duties as the Board of Directors may from time to time determine. In the event of the appointment by the Board of Directors of a President but no separate Chief Executive Officer, the powers, duties and responsibilities of the President shall include those of the Chief Executive Officer set forth in these Bylaws, as if the President were the Chief Executive Officer.

(b)	In the event the Board of Directors has separately appointed a Chief Executive Officer and a President, the President shall report to the Chief Executive Officer and have such powers and duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer, and, unless otherwise determined by the Board of Directors, the President, during the absence or disability of the Chief Executive Officer, shall have the powers, and shall perform the duties, of the Chief Executive Officer.

(c)	The President or the Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and other instruments authorized by the Board of Directors, except in cases where (i) the execution and delivery thereof shall be expressly delegated to one or more officers who do not include such officer or, pursuant to applicable law, be required to be executed and delivered by one or more persons who do not include such officer or (ii) the execution and delivery thereof by such officer shall be expressly made subject by the Board of Directors, or pursuant to applicable law, to the satisfaction of certain conditions precedent (including, without limitation, that such items be jointly executed and delivered by such officer and one or more other officers or persons).
4.9	The Chief Financial Officer.
The Chief Financial Officer of the Corporation shall have general supervision over the financial operations of the Corporation, including budgetary and accounting methods, subject to the direction of the Board of Directors, the Chief Executive Officer, and the President, and shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President or as may be provided in these Bylaws. The Chief Financial Officer shall be the Corporation’s chief accounting officer for public securities purposes. If the Chief Financial Officer is not also the Corporation’s Treasurer, the Chief Financial Officer shall be responsible for the supervision of the Treasurer. The Chief Financial Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and other instruments authorized by the Board of Directors, except in cases where (i) the execution and delivery thereof shall be expressly delegated to one or more officers who do not include the Chief Financial Officer or, pursuant to applicable law, be required to be executed and delivered by one or more persons who do not include the Chief Financial Officer or (ii) the execution and delivery thereof by such officer shall be expressly made subject by the Board of Directors, or pursuant to applicable law, to the satisfaction of certain conditions precedent (including, without limitation, that such items be jointly executed and delivered by the Chief Financial Officer and one or more other officers or persons).
4.10	The Chief Operating Officer.
The Chief Operating Officer of the Corporation shall, subject to the supervision, direction and control of the Board of Directors, the Chief Executive Officer and the President, manage the day-to-day operations of the Corporation and, in general, assist the Chief Executive Officer, and have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President or as may be provided in these Bylaws.
4.11	The Secretary.
The Secretary shall, to the extent practicable, attend all meetings of the Board of Directors, all meetings of the committees of the Board of Directors, and all meetings of the stockholders, and shall record all votes and the minutes of all proceedings in a book or books to be kept for that purpose. Under the supervision of the Chief Executive Officer and the President of the

Corporation, the Secretary shall give, or cause to be given, (i) notices of all meetings of the stockholders, of the Board of Directors, and of the committees of the Board of Directors (to the extent provided in these Bylaws, in the resolutions of the Board of Directors establishing such committees, or in the written charters for such committees adopted by the Board of Directors (if any)), and (ii) all other notices required by applicable law or by these Bylaws to be given. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer. The Secretary shall keep in safe custody the certificate books and stockholder records of the Corporation and such other books and records of the Corporation as the Board of Directors may direct, and shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President or as may be provided in these Bylaws.
4.12	The Treasurer.
The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer, taking proper vouchers for such disbursements, shall render to the Board of Directors, the Chief Executive Officer, the President, and the Chief Financial Officer, at the regular meetings of the Board of Directors or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation and shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer, or as may be provided in these Bylaws.
4.13	The Controller.
The Controller, if there be one, shall have charge, subject to the control of the Board of Directors, the Chief Executive Officer, the President, and the Chief Financial Officer, of the Corporation’s books of account, records and auditing, and shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer, or as may be provided in these Bylaws.
4.14	Senior Vice Presidents.
Each Senior Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. There shall be no powers or duties that are incident to the office of the Senior Vice President, other than those which are specifically assigned to such office by the Board of Directors, the Chief Executive Officer or the President. A Senior Vice President may not sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the Corporation, unless and except to the extent that the Board of Directors, Chief Executive Officer or President assigns such responsibility to such officer.
4.15	Vice Presidents.
Each Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. There shall be no powers or duties that are incident to the office of the Vice President, other than those which are specifically assigned by the Board of Directors, the Chief Executive Officer or the President. A Vice President may not sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the Corporation, unless and except to the extent that the Board of Directors, Chief Executive Officer or President assigns such responsibility to such officer.
ARTICLE V
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
5.1	Execution of Documents.
The Board of Directors shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.
5.2	Deposits.
All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board of Directors, shall select.
5.3	Surety Bonds.
The Board of Directors (or any duly authorized committee thereof) may require any officer of the Corporation to give a bond to the Corporation in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors (or such committee) for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
5.4	Proxies with Respect to Stock or Other Securities of Other Corporations.
The Chief Executive Officer, the President or any other officer of the Corporation designated by the Board of Directors shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other entity, and to vote or consent with respect to such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.
ARTICLE VI
STOCK
6.1	Certificates of Stock.
The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares (within the meaning of the DGCL). Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. A certificate, if any, shall be signed by, or in the name of the Corporation by, the Chairperson of the Board (if any) or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class or series of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class or series, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
6.2	Transfer of Shares.
Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
6.3	Lost, Stolen, Destroyed or Mutilated Certificates.
A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give an affidavit of such fact to the Corporation and give the Corporation a bond, in such sum as the Board of Directors may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.
6.4	Fixing Date for Determination of Stockholders of Record.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of any determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of any determination of the stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any determination of the stockholders for any other purpose, shall be not more than sixty (60) days prior to such action. If no record date is fixed, (x) the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by applicable law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (z) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
6.5	Registered Stockholders.
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

6.6	Dividends.
Subject to any applicable limitations set forth in the DGCL, the Certificate of Incorporation or these Bylaws, the Board of Directors may declare and pay dividends upon the outstanding shares of the stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the stock of the Corporation.
ARTICLE VII
INDEMNIFICATION AND ADVANCEMENT
The indemnification provisions of these Amended and Restated Bylaws are located in Article VII of the Corporation’s Amended and Restated Certificate of Incorporation, which is incorporated herein by reference. The right to indemnification or advancement provided pursuant to this Article VII is an irrevocable contract right based upon good and valuable consideration. The right to indemnification and advancement shall fully vest at the time any director, officer or employee of the Corporation first assumes his or her position with the Corporation. Any repeal or modification of the foregoing provisions granting indemnification or advancement rights shall be prospective only and shall not adversely affect any right or protection of a director, officer or employee of the Corporation with respect to any act or omissions of such director, officer or employee occurring prior to such appeal or modification.
ARTICLE VIII
GENERAL PROVISIONS
8.1	Electronic Transmission.
For purposes of these Bylaws, the term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
8.2	Fiscal Year.
The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
8.3	Corporate Seal.
The Board of Directors may provide a suitable seal, whereon there shall be inscribed the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
8.4	Section Headings.
Section headings in these Bylaws are for convenience of reference only shall not be given any substantive effect in limiting or construing any provision herein.

8.5	Inconsistent Provisions.
In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provisions of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE IX
AMENDMENTS
In furtherance and not in limitation of the powers conferred by the DGCL and subject to the provisions of Certificate of Incorporation, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws, without the assent or vote of the stockholders, in any manner not inconsistent with the DGCL or the Certificate of Incorporation. The stockholders shall also have the power to adopt, amend, supplement or repeal these Bylaws; provided, however, that, in addition to any vote of the holders of shares of any class or series of stock of the Corporation required by applicable law or by the Certificate of Incorporation, the affirmative vote of the holders of at least 662/3% of the voting power of all of the then-outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class at a meeting of stockholders, shall be required for the stockholders to adopt, amend, supplement or repeal these Bylaws.
ARTICLE X
EFFECTIVE DATE
These Amended and Restated Bylaws shall become effective as of January 30, 2009.